Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations or Media Contact:

Isabell Novakov, 214-252-4029

inovakov@plainscaptal.com

HTH Operating Partnership LP Calls for Redemption All Outstanding 7 1/2% Senior Exchangeable Notes due 2025

DALLAS—(BUSINESS WIRE) October 16, 2013 — HTH Operating Partnership LP (formerly known as Affordable Residential Communities, LP) (the “Issuer”), a subsidiary of Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”), announced today that it has given notice of its intention to redeem all of its outstanding 7 1/2% Senior Exchangeable Notes due 2025 (the “Notes”) on November 14, 2013 (the “Redemption Date”).  As of October 15, 2013, the Issuer had $90.9 million in aggregate principal amount of Notes outstanding, which includes $6.9 million aggregate principal amount held by its insurance companies. The Notes will be redeemed at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest up to, but excluding, the Redemption Date.  Hilltop expects to fund the redemption with cash on hand.

At any time prior to the Redemption Date, Holders are entitled to exchange their Notes into shares of Hilltop common stock at the rate of 73.95 shares per $1,000 principal amount of the Notes (or approximately $13.52 per share), by satisfying the requirements set forth in the Notes and the Indenture, dated as of August 9, 2005, between the Issuer and U.S. Bank National Association, as trustee.  In lieu of delivery of Hilltop common stock upon the exercise by a Holder of its exchange right, the Issuer may elect to pay such Holders of the Notes an amount in cash (or a combination of Hilltop common stock and cash) in respect of all or a portion of such Holder’s Notes equal to the closing price of Hilltop’s common stock for the five consecutive trading days commencing on and including the third business day following the exercise of such Holder’s exchange right.

A notice of redemption setting forth the redemption and procedures for exchange of Notes is being provided to Holders of the Notes through the Depository Trust Company. Copies of the notice of redemption and additional information relating to the procedures for redemption and exchange may be obtained from the trustee, paying agent and conversion agent, U.S. Bank National Association, by calling 1-800-934-6802.

About Hilltop Holdings

Hilltop Holdings is a Dallas-based financial holding company. Through its wholly owned subsidiary, PlainsCapital Corporation, a regional commercial banking franchise, it has three operating subsidiaries: PlainsCapital Bank, PrimeLending, and First Southwest. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At September 16, 2013, Hilltop employed approximately 4,750 people and operated approximately 400 locations in 43 states. Hilltop’s common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com and PlainsCapital.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Hilltop’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and, except as required by law, Hilltop does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the redemption of the Notes and the company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) changes in the default rate of loans; (ii) changes in the interest rate environment; (iii) cost and availability of capital; (iv) changes in state and federal laws, regulations or policies, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (v) participation in governmental programs; (vi) severe catastrophic events in its geographic area, (vii) failure of insurance segment reinsurers to pay obligations under reinsurance contracts; (viii) changes in key management; (ix) the application of purchase accounting, as well as the approval of new, or changes in, accounting policies and principles; (x) the ability to use net operating loss carry forwards to reduce future tax payments; and (xi) the ability to use excess cash in an effective manner. For more information, see the risk factors described in the Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed with the Securities and Exchange Commission.

Source: Hilltop Holdings Inc.